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                                                                     EXHIBIT 5.1


June ___, 1998


U.S. OnLine Communications, Inc.
10300 Metric Boulevard
Austin, Texas 78758

RE:  FORM SB-2 REGISTRATION STATEMENT

Ladies and Gentlemen:

We have acted as counsel to U.S. OnLine Communications, Inc., a Delaware corporation (the "Company"), in connection with the preparation of its Registration Statement on Form SB-2 (Registration No. 333-51781), as amended (the "Registration Statement"), which the Company will file with the Securities and Exchange Commission with respect to an aggregate of 5,866,667 shares of Common Stock of the Company (the "Common Stock"), together with a Representative's Option to purchase 350,000 shares of Common Stock and the 350,000 shares of Common Stock issuable upon exercise of the Representative's Option (all of such shares will be referred to as the "Shares").

As counsel for the Company, we are familiar with the Company's Certificate of Incorporation, the Company's Bylaws, and the records of the corporate proceedings of the Company as we have deemed relevant and necessary for the purpose of this opinion, and we have assisted in the preparation of the Registration Statement, including the Prospectus contained therein.

Based upon the foregoing, we are of the opinion that, when (a) the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission, (b) the Shares shall have been offered and sold in the manner referred to in the Registration Statement, (c) certificates for the Shares shall have been duly issued by the Company and registered by its registrar, and (d) the Company shall have received the consideration required for the Shares as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Sincerely,



GRAHAM & JAMES LLP/RIDDELL WILLIAMS P.S.